UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2009

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2009, the Compensation/Organization Committee (the “Committee”) of the Board of Directors of AECOM Technology Corporation (the “Company”) approved a revision to the outstanding Performance Earnings Program (“PEP”) awards previously granted to Francis S.Y. Bong, Chairman Asia and a member of the Company’s Board of Directors, to reflect his move from full-time to part-time employment status that commenced on April 1, 2009 and Mr. Bong’s continued contributions to the Company.  The revision affects PEP awards made to Mr. Bong for fiscal years 2007, 2008 and 2009.  For each of these awards, Mr. Bong received an award of performance-based restricted stock units that may be earned based on the Company’s financial performance and his continued employment over a three-fiscal year performance period.

As revised, Mr. Bong will receive fifty percent of the value of the portion of the PEP awards for the period beginning April 1, 2009 to the end of each applicable performance period.  The value of the portions of the PEP awards to which Mr. Bong may be entitled for performance periods prior to April 1, 2009 have not been changed.  In addition, the financial performance criteria to which the PEP awards are subject have not been changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: June 3, 2009	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel